Exhibit 10.95
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
WITH LIP-BU TAN
     THIS SECOND AMENDMENT (this “Amendment”) to the Original Employment Agreement (as defined below) is made and entered into effective March 1, 2010 (the “Effective Date”) by and between Cadence Design Systems, Inc. (the “Company”) and LIP-BU TAN (“Executive”). Capitalized terms used herein and not defined have the definitions given to them in the Original Employment Agreement.
WITNESSETH
     WHEREAS, Employer and Executive are parties to that certain Employment Agreement effective January 8, 2009 (the “Original Employment Agreement”) pursuant to which Executive is employed by the Company;
     WHEREAS, the Original Employment Agreement was amended by the First Amendment to Employment Agreement dated May 13, 2009 (the “First Amendment” and, together with this Amendment and the Original Employment Agreement, the “Employment Agreement”);
     WHEREAS, pursuant to the First Amendment, Employer and Executive agreed to reduce the Base Salary for the Reduction Period, as defined in the First Amendment; and
     WHEREAS, the Company and Executive desire to amend the terms of the Original Employment Agreement and the First Amendment as set forth herein as of the Effective Date to further reduce Executive’s Base Salary.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:
     1. The Base Salary as defined in and payable under Section 2.1 of the Original Employment Agreement shall be Four Hundred and Fifty Thousand Dollars ($450,000).
     2. The words and figures “ten percent (10%)” in Section 4.3(c) of the Original Employment Agreement, as it relates to the Base Salary set forth in the Original Employment Agreement, shall be deemed to be “five percent (5%)”.
     3. The parties hereby acknowledge and agree that the additional reduction of Executive’s Base Salary to the amount set forth in Section 1 above (and any resulting reduction in any amounts actually payable under the Bonus Plan) does not constitute a Constructive Termination under the Employment Agreement.

     4. Each of the parties hereto hereby confirms that the Original Employment Agreement, except as expressly amended by the First Amendment and this Amendment, remains in full force and effect.
     5. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6. This Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.
     IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT on this 26th day of February, 2010, to be effective as set forth above.

CADENCE DESIGN SYSTEMS, INC.			EXECUTIVE
By:	/s/ James J. Cowie		/s/ Lip-Bu Tan
	Name:	JAMES J. COWIE	LIP-BU TAN
	Title:	Senior Vice President & General Counsel

2